UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 20, 2011

PREMIERE GLOBAL SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

GEORGIA
(State or Other Jurisdiction of Incorporation)

001-13577	59-3074176
(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NE, Suite 1000, Atlanta, Georgia 30305
(Address of Principal Executive Offices)	(Zip Code)

404-262-8400
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On July 21, 2011, Premiere Global Services, Inc. issued a press release reporting its financial results for the quarter ended June 30, 2011.  A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in Item 2.02 of this current report, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On July 21, 2011, we also announced that our board had approved on July 20, 2011 a new stock repurchase program authorizing the repurchase of up to 5.0 million shares of our common stock. We had nearly reached the authorized limit of 7.0 million shares under our prior stock repurchase program approved by our board in June 2006, with aggregate repurchases under that plan totaling 6,720,200 shares. The repurchases will be made in the open market at prevailing market prices or in privately negotiated transactions in accordance with all applicable securities laws and regulations. Such repurchases may occur from time to time and may be discontinued at any time. We currently have approximately 51.2 million shares of common stock outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1      Press Release dated July 21, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIERE GLOBAL SERVICES, INC.

Date:	July 21, 2011	By:	/s/ David E. Trine
David E. Trine
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

99.1	Press Release dated July 21, 2011.